UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Definitive Proxy Statement

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☑	Soliciting Material Pursuant to Rule 14a-12
Conexant Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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February 23, 2011
To Our Valued Suppliers:
Today we announced a definitive merger agreement to sell our company to an affiliate of Golden Gate Capital (http://goldengatecap.com), a private equity firm headquartered in San Francisco with deep experience in semiconductors and broader technology sectors. Under the terms of the agreement, Golden Gate has agreed to purchase all of our outstanding shares of stock at a price of $2.40 per share in cash. We expect to close the transaction in the second calendar quarter of this year subject to the satisfaction of regulatory requirements, approval by our stockholders, and other customary closing conditions.
Separately, we have terminated our previously announced definitive merger agreement to sell our company to Standard Microsystems Corporation (SMSC).
From an operational standpoint, your Conexant contacts and our business processes remain the same. I am also pleased to inform you that I expect to continue in a senior role with Conexant once the transaction is completed.
As always, thank you for your continued support.
Sincerely,
Sailesh Chittipeddi, PhD
President and Chief Operating Officer
Conexant Systems, Inc.
Additional Information About the Transaction
     Conexant will file a proxy statement and other relevant documents concerning the proposed merger transaction with Gold Holdings, Inc. (the “Transaction”) with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement will be mailed to stockholders of Conexant. Investors and stockholders of Conexant are urged to read the proxy statement and any other relevant documents when they become available because they will contain important information about the Transaction. You may obtain a free copy of the proxy statement (when available) and other related documents filed by Conexant with the SEC at the SEC’s website at www.sec.gov or by accessing Conexant’s website at www.conexant.com and clicking on the “Investors” link and then clicking on the link for “Financial Information” and then clicking on the link for “SEC Filings”.
Participants in the Transaction
     Conexant and its directors and officers may be deemed to be participants in the solicitation of proxies from Conexant’s stockholders in respect of the Transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Conexant’s stockholders in connection with the Transaction, including the interests of such participants in the Transaction, will be set forth in the proxy statement when it is filed with the SEC. You can find information about Conexant’s executive officers and directors in Conexant’s definitive proxy statement filed with the SEC on December 10, 2010. You can obtain free copies of these documents from Conexant using the contact information above.
Forward-Looking Statements

     Except for historical information contained herein, the matters set forth in this document are forward-looking statements about expected future events and financial and operating results that involve risks and uncertainties. These uncertainties may cause Conexant’s actual future results to be materially different from those discussed in the forward-looking statements. These risks and uncertainties include risks relating to the ability to obtain regulatory approvals of the Transaction on the proposed terms and schedule; the failure of Conexant stockholders to approve the Transaction; a failure to consummate or delay in consummating the Transaction for other reasons; disruption from the Transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; and other risks relating to Conexant’s business set forth in its filings with the SEC.
     Our forward looking statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. All forward-looking statements speak only as of the date hereof and are based upon the information available to Conexant at this time. Such statements are subject to change, and Conexant does not undertake to update such statements, except to the extent required under applicable law and regulations. These and other risks and uncertainties are detailed from time to time in Conexant’s reports filed with the SEC. Investors are advised to read Conexant’s Annual Report on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, particularly those sections entitled “Risk Factors”, for a more complete discussion of these and other risks and uncertainties.